EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have included our report dated December 21, 2006, except for Note 16, as to which the date is April 19, 2007, accompanying the financial statements of Pharmasset, Inc. contained in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-133907) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 5 to the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

April 19, 2007